EXHIBIT 99.1

Lakeland Bancorp Announces First Quarter Results

OAK RIDGE, N.J., April 27, 2023 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank (“Lakeland”), reported net income of $19.8 million and earnings per diluted share (“EPS”) of $0.30 for the three months ended March 31, 2023 compared to net income of $15.9 million and diluted EPS of $0.25 for the three months ended March 31, 2022.

For the first quarter of 2023, annualized return on average assets was 0.75%, annualized return on average common equity was 7.17% and annualized return on average tangible common equity was 9.57%.

Thomas Shara, Lakeland Bancorp’s President and CEO, commented, “Lakeland’s operating performance for the quarter was solid in light of the current economic conditions and the liquidity concerns in the banking industry. Despite the continued increase in market interest rates during the quarter and concern over bank failures in March, our loan portfolio was up 1%, our deposit portfolio remained flat compared to year-end balances, our stellar asset quality improved further in the quarter with non-performing assets to total assets decreasing to 16 basis points and our capital and liquidity levels remain strong. Lakeland’s franchise value is based upon our focus on full customer relationships including long-term core deposits and lending solutions that solve our customers’ needs. Finally, we are incredibly proud of our associates and appreciate their efforts in serving our customers during a challenging time for the industry.”

Regarding the Company’s pending merger with Provident Financial Service, Inc., Mr. Shara added, “The preparation for the merger is well underway and teams from both banks have participated in numerous planning and integration meetings to ensure the smooth transition to a combined company once the regulatory approvals are received.” The shareholders of both companies approved the merger at special shareholder meetings in February.

First Quarter 2023 Highlights

  First quarter 2023 results were negatively impacted by a provision for credit losses on investment securities of $6.5 million resulting exclusively from a $6.6 million provision and subsequent charge-off of an investment in subordinated debt of Signature Bank, which failed in March. First quarter 2022 results were negatively impacted by a provision for credit losses of $6.3 million, of which $4.6 million was related to the acquired 1st Constitution Bank non purchased credit deteriorated loans and $1.2 million related to investment securities.
  In response to the volatility in the banking industry during first quarter 2023 caused by high-profile bank failures, the Company instituted measures to maintain its liquidity including proactively reaching out to clients and maximizing our funding sources. These measures included increasing our usage of our insured cash sweep (“ICS”) product, as a method to increase the level of customers’ deposit insurance. The Company's ICS deposits increased from $349.1 million on December 31, 2022 to $417.9 million at March 31, 2023. Currently, the Company’s estimated uninsured and uncollateralized deposits are $2.1 billion and we have borrowing capacity of $2.0 billion.
  Net interest margin for the first quarter of 2023 increased to 3.07% compared to 3.02% in the first quarter of 2022 and decreased from 3.28% in the linked quarter.
  Nonperforming assets decreased 14% to $16.9 million for the first quarter of 2023 compared to $19.7 million in the first quarter of 2022 and $17.4 million in the linked quarter.
  Loan growth for the first quarter of $86.5 million, or 1.1%, compared to the linked fourth quarter of 2022 was attributable to expansion primarily in the residential mortgage portfolio.

Net Interest Margin and Net Interest Income

Net interest margin for the first quarter of 2023 of 3.07% increased five basis points compared to the first quarter of 2022 and decreased 21 basis points compared to the fourth quarter of 2022. The increase in net interest margin compared to the first quarter of 2022 was due primarily to an increase in yields on loans and securities partially offset by an increase in cost of interest-bearing liabilities. The decrease in net interest margin compared to the fourth quarter of 2022 was due primarily to an increase in rates on interest-bearing liabilities as well as an increase in higher costing average time deposits and short-term borrowings during the first quarter of 2023.

The yield on interest-earning assets for the first quarter of 2023 was 4.56% as compared to 3.25% for the first quarter of 2022 and 4.31% for the fourth quarter of 2022. The increase in the yield on interest-earning assets compared to prior periods was due primarily to an increase in the yield on loans and investment securities driven primarily by increases in market interest rates.

The cost of interest-bearing liabilities for the first quarter of 2023 was 2.11% compared to 0.34% for the first quarter of 2022 and 1.50% for the fourth quarter of 2022. The increase in the cost of interest-bearing liabilities compared to prior periods was largely driven by increases in market interest rates as well as an increase in balances of higher costing average time deposits and borrowings.

Net interest income for the first quarter of 2023 of $75.9 million increased $5.5 million compared to the first quarter of 2022. The increase in net interest income compared to the first quarter of 2022 was due primarily to an increase in the yield on loans and investment securities as well as an increase in average loan balances, partially offset by increased interest paid on interest-bearing liabilities related to increases in market interest rates.

Noninterest Income

For the first quarter of 2023, noninterest income totaled $6.3 million, a decrease of $515,000 as compared to the first quarter of 2022. Gains on sales of loans decreased $996,000 compared to the first quarter of 2022 due primarily to lower sale volume. Commissions and fees decreased $181,000 driven primarily by a decrease in loan fees. Partially offsetting these unfavorable variances was gains on equity securities which totaled $148,000 in the first quarter of 2023 compared to losses of $485,000 in the first quarter of 2022. Additionally, service charges on deposit accounts increased $163,000.

Noninterest Expense

Noninterest expense for the first quarter of 2023 of $48.6 million decreased $1.4 million compared to the first quarter of 2022. The decrease in noninterest expense was primarily due to merger-related expenses which totaled $295,000 in the first quarter of 2023 compared to $4.6 million during the first quarter of 2022. Merger-related expense during the current quarter was a result of the anticipated merger with Provident Financial, while merger-related expense for the first quarter of 2022 was due to the acquisition of 1st Constitution Bancorp. Compensation and employee benefits increased $2.3 million resulting primarily from increased commissions, bonus expense, share based compensation expense and normal merit increases. FDIC insurance expense increased $291,000 due to an estimated increase in 2023 assessment rates related to Lakeland's asset size exceeding $10 billion. Other operating expenses in the first quarter of 2023 increased $131,000 compared to the same period in 2022 due primarily to increased marketing expense.

Income Tax Expense

The effective tax rate for the first quarter of 2023 was 22.9% compared to 23.9% for the first quarter of 2022. The decreased effective tax rate for the first quarter of 2023 was primarily a result of tax advantaged items increasing as a percentage of pretax income.

Financial Condition

At March 31, 2023, total assets were $10.84 billion, an increase of $53.4 million, compared to December 31, 2022. As of March 31, 2023, total loans increased $86.5 million, to $7.95 billion while investment securities decreased $42.5 million, to $1.99 billion from December 31, 2022. On the funding side, total deposits decreased $30.5 million from December 31, 2022, to $8.54 billion at March 31, 2023, including an increase in brokered deposits of $141.9 million. At March 31, 2023, total loans as a percent of total deposits was 93.15%. Uninsured and uncollateralized deposits as a percent of total deposits were 25.26% at March 31, 2023 compared to 26.81% at December 31, 2022.

Asset Quality

At March 31, 2023, non-performing assets totaled $16.9 million or 0.16% of total assets compared to $19.7 million, or 0.19% of total assets at March 31, 2022. Non-accrual loans as a percent of total loans was 0.21% at March 31, 2023, compared to 0.28% at March 31, 2022. The decrease in non-accrual loans resulted primarily from an improvement in asset quality. The allowance for credit losses on loans totaled $71.4 million, 0.90% of total loans, at March 31, 2023, compared to $67.1 million, 0.94% of total loans, at March 31, 2022. In the first quarter of 2023, the Company had net charge-offs of $74,000 compared to $7.6 million or 0.44% of average loans on an annualized basis for the same period in 2022.

The provision for credit losses for the first quarter of 2023 was $7.9 million compared to $6.3 million in the first quarter of 2022. The provision in the 2023 period is comprised of a provision for credit losses on loans of $1.2 million, a provision for credit losses on investment securities of $6.5 million and a provision for off-balance-sheet exposures of $140,000. The provision for credit losses on investment securities was exclusively related to the $6.6 million provision and subsequent charge-off of an investment in subordinated debt of Signature Bank.

Capital

At March 31, 2023, stockholders' equity was $1.13 billion compared to $1.11 billion at December 31, 2022, a 2% increase, resulting primarily from net income and a decrease in other comprehensive loss, partially offset by the payment of dividends. Lakeland Bank remains above FDIC “well capitalized” standards, with a Tier 1 leverage ratio of 9.13% at March 31, 2023. The book value per common share increased 3% to $17.33 at March 31, 2023 compared to $16.82 at March 31, 2022. Tangible book value per common share was $13.01 and $12.45 at March 31, 2023 and 2022, respectively (see "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures, including tangible book value). At March 31, 2023, the Company’s common equity to assets ratio and tangible common equity to tangible assets ratio were 10.40% and 8.02%, respectively, compared to 10.60% and 8.07% at March 31, 2022. On April 25, 2023, the Company declared a quarterly cash dividend of $0.145 per share to be paid on May 17, 2023, to shareholders of record as of May 8, 2023.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in levels of market interest rates, which may affect demand for our products and the value of our financial instruments; pricing pressures on loan and deposit products; changes in the financial services industry and the U.S. and global capital markets; inflation and other changes in economic conditions nationally, regionally and in the Company’s markets; the nature and timing of actions of the Federal Reserve Board and other regulators; the nature and timing of legislation and regulation affecting the financial services industry; government intervention in the U.S. financial system; changes in federal and state tax laws; credit risks of the Company’s lending and leasing activities; the effects of the recent turmoil in the banking industry (including the failures of two financial institutions); successful implementation, deployment and upgrades of new and existing technology, systems, services and products; customers’ acceptance of the Company’s products and services; competition; failure to realize anticipated efficiencies and synergies from the merger of 1st Constitution Bancorp into Lakeland Bancorp and the merger of 1st Constitution Bank into Lakeland Bank; and expenses related to our proposed merger with Provident Financial, unexpected delays related to the merger, inability to obtain regulatory approvals or satisfy other closing conditions required to complete the merger, and failure to realize anticipated efficiencies and synergies from the merger. Further, given its ongoing and dynamic nature, it is difficult to predict the continuing effects that the COVID-19 pandemic will have on our business and results of operations. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results.

The Company also provides measurements and ratios based on tangible equity and tangible assets. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

Specifically, the Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, and, where applicable, long-term debt prepayment fees and merger-related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes gains and losses from the sale of investment securities, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a relevant measure to compare the operating performance period to period.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. See accompanying "Supplemental Information - Non-GAAP Financial Measures" and "Supplemental Information – Reconciliation of Net Income" for a reconciliation of non-GAAP financial measures.

About Lakeland

Lakeland Bank is the wholly-owned subsidiary of Lakeland Bancorp, Inc. (NASDAQ:LBAI), which had $10.84 billion in total assets at March 31, 2023. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, New York, the Bank offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as New Jersey's Best-In-State Bank by Forbes and Statista for the fourth consecutive year, Best Banks to Work For by American Banker, rated a 5-Star Bank by Bauer Financial and named one of New Jersey's 50 Fastest Growing Companies by NJBIZ. Visit LakelandBank.com or 973-697-6140 for more information.

Thomas J. Shara	Thomas F. Splaine
President & CEO	EVP & CFO

Lakeland Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

	For the Three Months Ended March 31,
(in thousands, except per share data)	2023	2022
Interest Income
Loans and fees	$100,481	$67,809
Federal funds sold and interest-bearing deposits with banks	728	182
Taxable investment securities and other	11,554	6,709
Tax-exempt investment securities	1,642	1,302
Total Interest Income	114,405	76,002
Interest Expense
Deposits	29,158	4,039
Federal funds purchased and securities sold under agreements to repurchase	7,222	20
Other borrowings	2,100	1,555
Total Interest Expense	38,480	5,614
Net Interest Income	75,925	70,388
Provision for credit losses	7,893	6,272
Net Interest Income after Provision for Credit Losses	68,032	64,116
Noninterest Income
Service charges on deposit accounts	2,789	2,626
Commissions and fees	1,925	2,106
Income on bank owned life insurance	776	830
Gain (loss) on equity securities	148	(485)
Gains on sales of loans	430	1,426
Swap income	56	—
Other income	141	277
Total Noninterest Income	6,265	6,780
Noninterest Expense
Compensation and employee benefits	29,996	27,679
Premises and equipment	7,977	7,972
FDIC insurance	963	672
Data processing	1,862	1,670
Merger-related expenses	295	4,585
Other operating expenses	7,512	7,381
Total Noninterest Expense	48,605	49,959
Income before provision for income taxes	25,692	20,937
Provision for income taxes	5,887	5,008
Net Income	$19,805	$15,929
Per Share of Common Stock
Basic earnings	$0.30	$0.25
Diluted earnings	$0.30	$0.25
Dividends	$0.145	$0.135

Lakeland Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets

(dollars in thousands)	March 31, 2023	December 31, 2022
	(Unaudited)
Assets
Cash	$261,261	$223,299
Interest-bearing deposits due from banks	13,681	12,651
Total cash and cash equivalents	274,942	235,950
Investment securities available for sale, at estimated fair value (allowance for credit losses of $160 at March 31, 2023 and $310 at December 31, 2022)	1,029,127	1,054,312
Investment securities held to maturity (estimated fair value of $762,720 at March 31, 2023 and $760,455 at December 31, 2022, allowance for credit losses of $156 at March 31, 2023 and $107 at December 31, 2022)	902,498	923,308
Equity securities, at fair value	17,496	17,283
Federal Home Loan Bank and other membership stocks, at cost	45,806	42,483
Loans held for sale	—	536
Loans, net of deferred fees	7,952,553	7,866,050
Less: Allowance for credit losses	71,403	70,264
Net loans	7,881,150	7,795,786
Premises and equipment, net	55,556	55,429
Operating lease right-of-use assets	19,329	20,052
Accrued interest receivable	34,220	33,374
Goodwill	271,829	271,829
Other identifiable intangible assets	8,572	9,088
Bank owned life insurance	157,761	156,985
Other assets	138,955	167,425
Total Assets	$10,837,241	$10,783,840
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Noninterest-bearing	$1,998,590	$2,113,289
Savings and interest-bearing transaction accounts	4,918,041	5,246,005
Time deposits $250 thousand and under	1,233,856	901,505
Time deposits over $250 thousand	386,456	306,672
Total deposits	8,536,943	8,567,471
Federal funds purchased and securities sold under agreements to repurchase	813,328	728,797
Other borrowings	25,000	25,000
Subordinated debentures	194,376	194,264
Operating lease liabilities	20,644	21,449
Other liabilities	120,370	138,272
Total Liabilities	9,710,661	9,675,253
Stockholders' Equity
Common stock, no par value; authorized 100,000,000 shares; issued 65,148,180 shares and outstanding 65,017,145 shares at March 31, 2023 and issued 65,002,738 shares and outstanding 64,871,703 shares at December 31, 2022	855,657	855,425
Retained earnings	339,680	329,375
Treasury shares, at cost, 131,035 shares at March 31, 2023 and December 31, 2022	(1,452)	(1,452)
Accumulated other comprehensive loss	(67,305)	(74,761)
Total Stockholders' Equity	1,126,580	1,108,587
Total Liabilities and Stockholders' Equity	$10,837,241	$10,783,840

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
(dollars in thousands, except per share data)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Income Statement
Net interest income	$75,925	$81,640	$80,285	$80,302	$70,388
(Provision) benefit for credit losses	(7,893)	2,760	(1,358)	(3,644)	(6,272)
Gains on sales of loans	430	269	355	715	1,426
Gains (loss) on equity securities	148	11	(464)	(364)	(485)
Other noninterest income	5,687	6,743	7,342	6,712	5,839
Merger-related expenses	(295)	(533)	(3,488)	—	(4,585)
Other noninterest expense	(48,310)	(44,837)	(44,323)	(45,068)	(45,374)
Pretax income	25,692	46,053	38,349	38,653	20,937
Provision for income taxes	(5,887)	(12,476)	(9,603)	(9,536)	(5,008)
Net income	$19,805	$33,577	$28,746	$29,117	$15,929

Basic earnings per common share	$0.30	$0.51	$0.44	$0.44	$0.25
Diluted earnings per common share	$0.30	$0.51	$0.44	$0.44	$0.25
Dividends paid per common share	$0.145	$0.145	$0.145	$0.145	$0.135
Dividends paid	$9,500	$9,505	$9,506	$9,507	$8,809
Weighted average shares - basic	64,966	64,854	64,842	64,828	63,961
Weighted average shares - diluted	65,228	65,222	65,061	64,989	64,238

Selected Operating Ratios
Annualized return on average assets	0.75%	1.26%	1.10%	1.15%	0.64%
Annualized return on average common equity	7.17%	12.19%	10.33%	10.71%	5.89%
Annualized return on average tangible common equity (1)	9.57%	16.42%	13.87%	14.45%	7.88%
Annualized net interest margin	3.07%	3.28%	3.28%	3.38%	3.02%
Efficiency ratio (1)	57.84%	49.67%	49.76%	50.69%	57.77%
Common stockholders' equity to total assets	10.40%	10.28%	10.29%	10.51%	10.60%
Tangible common equity to tangible assets (1)	8.02%	7.88%	7.83%	8.01%	8.07%
Tier 1 risk-based ratio	11.33%	11.24%	11.16%	11.12%	11.34%
Total risk-based ratio	13.93%	13.83%	13.78%	13.74%	14.03%
Tier 1 leverage ratio	9.13%	9.16%	9.10%	9.05%	8.97%
Common equity tier 1 capital ratio	10.81%	10.71%	10.62%	10.57%	10.72%
Book value per common share	$17.33	$17.09	$16.70	$16.82	$16.82
Tangible book value per common share (1)	$13.01	$12.76	$12.36	$12.47	$12.45

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
(dollars in thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Selected Balance Sheet Data at Period End
Loans	$7,952,553	$7,866,050	$7,568,826	$7,408,540	$7,137,793
Allowance for credit losses on loans	71,403	70,264	68,879	68,836	67,112
Investment securities	1,994,927	2,037,386	2,047,186	2,124,213	2,139,054
Total assets	10,837,241	10,783,840	10,515,599	10,374,178	10,275,233
Total deposits	8,536,943	8,567,471	8,677,799	8,501,804	8,748,909
Short-term borrowings	813,328	728,797	357,787	432,206	102,911
Other borrowings	219,376	219,264	219,148	219,027	218,904
Stockholders' equity	1,126,580	1,108,587	1,082,406	1,090,145	1,089,282

Loans
Non-owner occupied commercial	$2,943,897	$2,906,014	$2,873,824	$2,777,003	$2,639,784
Owner occupied commercial	1,205,635	1,246,189	1,141,290	1,179,527	1,122,754
Multifamily	1,275,771	1,260,814	1,186,036	1,134,938	1,104,206
Non-owner occupied residential	210,203	218,026	222,597	221,339	225,795
Commercial, industrial and other	562,287	606,276	612,494	647,531	620,611
Paycheck Protection Program	390	435	734	10,404	36,785
Construction	404,994	380,100	381,109	370,777	404,186
Equipment financing	161,889	151,575	137,999	134,136	123,943
Residential mortgages	857,427	765,552	690,453	622,417	564,042
Consumer and home equity	330,060	331,069	322,290	310,468	295,687
Total loans	$7,952,553	$7,866,050	$7,568,826	$7,408,540	$7,137,793

Deposits
Noninterest-bearing	$1,998,590	$2,113,289	$2,288,902	$2,330,550	$2,300,030
Savings and interest-bearing transaction accounts	4,918,041	5,246,005	5,354,716	5,407,212	5,602,674
Time deposits	1,620,312	1,208,177	1,034,181	764,042	846,205
Total deposits	$8,536,943	$8,567,471	$8,677,799	$8,501,804	$8,748,909

Total loans to total deposits ratio	93.2%	91.8%	87.2%	87.1%	81.6%

Selected Average Balance Sheet Data
Loans	$7,900,426	$7,729,510	$7,517,878	$7,229,175	$7,021,462
Investment securities	2,117,076	2,145,252	2,160,719	2,188,199	2,019,578
Interest-earning assets	10,091,341	9,923,173	9,755,797	9,588,396	9,504,287
Total assets	10,698,807	10,534,884	10,358,600	10,192,140	10,138,437
Noninterest-bearing demand deposits	2,040,070	2,240,197	2,325,391	2,310,702	2,194,038
Savings deposits	928,796	1,001,870	1,092,222	1,153,591	1,131,359
Interest-bearing transaction accounts	4,224,024	4,389,672	4,337,559	4,369,067	4,399,531
Time deposits	1,385,661	1,100,911	905,735	803,421	879,427
Total deposits	8,578,551	8,732,650	8,660,907	8,636,781	8,604,355
Short-term borrowings	617,611	311,875	240,728	130,242	104,633
Other borrowings	219,308	219,202	219,082	218,958	217,983
Total interest-bearing liabilities	7,375,400	7,023,530	6,795,326	6,675,279	6,732,933
Stockholders' equity	1,120,356	1,092,720	1,104,145	1,090,613	1,095,913

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
(dollars in thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Average Annualized Yields (Taxable Equivalent Basis) and Costs
Assets
Loans	5.10%	4.84%	4.43%	4.22%	3.92%
Taxable investment securities and other	2.61%	2.41%	2.12%	1.81%	1.60%
Tax-exempt securities	2.41%	2.36%	2.12%	2.02%	1.91%
Federal funds sold and interest-bearing cash accounts	4.00%	3.68%	2.21%	0.55%	0.16%
Total interest-earning assets	4.56%	4.31%	3.90%	3.61%	3.25%
Liabilities
Savings accounts	0.28%	0.29%	0.25%	0.18%	0.17%
Interest-bearing transaction accounts	1.85%	1.46%	0.97%	0.33%	0.25%
Time deposits	2.71%	1.77%	1.00%	0.39%	0.40%
Borrowings	4.46%	3.52%	2.15%	2.04%	1.95%
Total interest-bearing liabilities	2.11%	1.50%	0.94%	0.40%	0.34%
Net interest spread (taxable equivalent basis)	2.45%	2.81%	2.96%	3.22%	2.92%
Annualized net interest margin (taxable equivalent basis)	3.07%	3.28%	3.28%	3.38%	3.02%
Annualized cost of deposits	1.38%	0.99%	0.62%	0.22%	0.19%
Loan Quality Data
Allowance for Credit Losses on Loans
Balance at beginning of period	$70,264	$68,879	$68,836	$67,112	$58,047
Initial allowance for credit losses on purchased credit deteriorated loans	—	—	—	—	12,077
Charge-offs on purchased credit deteriorated loans	—	—	—	—	(7,634)
Provision for credit losses on loans	1,213	1,464	11	1,583	4,630
Charge-offs	(139)	(138)	(56)	(365)	(170)
Recoveries	65	59	88	506	162
Balance at end of period	$71,403	$70,264	$68,879	$68,836	$67,112

Net Loan Charge-Offs (Recoveries)
Non owner occupied commercial	$—	$—	$—	$(4)	$4
Owner occupied commercial	—	—	—	(337)	24
Non owner occupied residential	—	—	—	—	(14)
Commercial, industrial and other	(35)	(24)	(49)	272	778
Construction	—	—	—	—	6,804
Equipment finance	46	51	(23)	(40)	82
Residential mortgages	—	—	—	—	(48)
Consumer and home equity	63	52	40	(32)	12
Net charge-offs (recoveries)	$74	$79	$(32)	$(141)	$7,642

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
(dollars in thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Non-Performing Assets (1)
Non owner occupied commercial	$908	$618	$307	$324	$5,482
Owner occupied commercial	8,757	9,439	10,322	12,587	2,626
Multifamily	584	—	—	—	—
Non owner occupied residential	—	441	868	839	2,430
Commercial, industrial and other	2,221	2,978	3,623	4,882	6,098
Construction	980	980	—	—	220
Equipment finance	379	114	226	112	51
Residential mortgages	1,918	2,011	2,226	2,249	1,935
Consumer and home equity	1,131	781	798	1,168	898
Total non-accrual loans	16,878	17,362	18,370	22,161	19,740
Total non-performing assets	$16,878	$17,362	$18,370	$22,161	$19,740

Loans past due 90 days or more and still accruing	$—	$—	$31	$—	$—
Loans restructured and still accruing	$—	$2,640	$3,113	$3,189	$3,290
Ratio of allowance for loan losses to total loans	0.90%	0.89%	0.91%	0.93%	0.94%
Total non-accrual loans to total loans	0.21%	0.22%	0.24%	0.30%	0.28%
Total non-performing assets to total assets	0.16%	0.16%	0.17%	0.21%	0.19%
Annualized net (recoveries) charge-offs to average loans	—%	—%	—%	(0.01)%	0.44%

(1) Includes non-accrual purchased credit deteriorated loans.

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)

	At or for the Quarter Ended
(dollars in thousands, except per share amounts)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Calculation of Tangible Book Value Per Common Share
Total common stockholders' equity at end of period - GAAP	$1,126,580	$1,108,587	$1,082,406	$1,090,145	$1,089,282
Less: Goodwill	271,829	271,829	271,829	271,829	271,829
Less: Other identifiable intangible assets	8,572	9,088	9,669	10,250	10,842
Total tangible common stockholders' equity at end of period - Non-GAAP	$846,179	$827,670	$800,908	$808,066	$806,611
Shares outstanding at end of period	65,017	64,872	64,804	64,794	64,780
Book value per share - GAAP	$17.33	$17.09	$16.70	$16.82	$16.82
Tangible book value per share - Non-GAAP	$13.01	$12.76	$12.36	$12.47	$12.45
Calculation of Tangible Common Equity to Tangible Assets
Total tangible common stockholders' equity at end of period - Non-GAAP	$846,179	$827,670	$800,908	$808,066	$806,611
Total assets at end of period - GAAP	$10,837,241	$10,783,840	$10,515,599	$10,374,178	$10,275,233
Less: Goodwill	271,829	271,829	271,829	271,829	271,829
Less: Other identifiable intangible assets	8,572	9,088	9,669	10,250	10,842
Total tangible assets at end of period - Non-GAAP	$10,556,840	$10,502,923	$10,234,101	$10,092,099	$9,992,562
Common equity to assets - GAAP	10.40%	10.28%	10.29%	10.51%	10.60%
Tangible common equity to tangible assets - Non-GAAP	8.02%	7.88%	7.83%	8.01%	8.07%
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$19,805	$33,577	$28,746	$29,117	$15,929
Total average common stockholders' equity - GAAP	$1,120,356	$1,092,720	$1,104,145	$1,090,613	$1,095,913
Less: Average goodwill	271,829	271,829	271,829	271,829	265,409
Less: Average other identifiable intangible assets	8,904	9,386	9,982	10,569	10,851
Total average tangible common stockholders' equity - Non-GAAP	$839,623	$811,505	$822,334	$808,215	$819,653
Return on average common stockholders' equity - GAAP	7.17%	12.19%	10.33%	10.71%	5.89%
Return on average tangible common stockholders' equity - Non-GAAP	9.57%	16.42%	13.87%	14.45%	7.88%
Calculation of Efficiency Ratio
Total noninterest expense	$48,605	$45,370	$47,811	$45,068	$49,959
Less:
Amortization of core deposit intangibles	516	581	581	593	596
Merger-related expenses	295	533	3,488	—	4,585
Noninterest expense, as adjusted	$47,794	$44,256	$43,742	$44,475	$44,778
Net interest income	$75,925	$81,640	$80,285	$80,302	$70,388
Total noninterest income	6,265	7,023	7,233	7,063	6,780
Total revenue	82,190	88,663	87,518	87,365	77,168
Tax-equivalent adjustment on municipal securities	436	443	395	382	346
Total revenue, as adjusted	$82,626	$89,106	$87,913	$87,747	$77,514
Efficiency ratio - Non-GAAP	57.84%	49.67%	49.76%	50.69%	57.77%